UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 below related to the Joint Venture Governing Documents (as defined below) is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Portfolio Acquisition
On July 1, 2015, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), together with Formation Capital, LLC (“Formation”) and Safanad Management Limited (“Safanad” and, collectively, the “Investors”) completed the acquisition (the “Acquisition”) of the U.S.-based operations of Extendicare International Inc. (“Extendicare”), including a portfolio of 158 senior housing and care facilities (the “Portfolio”) for a total cost of approximately $1.1 billion, including closing costs and other expenses, pre-funded capital expenditures and certain adjustments for working capital and other items related to the closing of the Acquisition. In connection with the Acquisition, as discussed below, NorthStar Healthcare, through a subsidiary of its operating partnership, also originated a $75 million mezzanine loan (the “Mezzanine Loan”). To fund its share of the Acquisition and the Mezzanine Loan, NorthStar Healthcare invested approximately $130.0 million with proceeds from its public offerings of common stock.
The facilities comprising the Portfolio consist of 152 skilled nursing facilities and six assisted living facilities with over 15,000 beds located across 12 states, with the largest concentrations in Indiana, Kentucky, Ohio, Michigan and Wisconsin. As of March 31, 2015, the Portfolio’s overall resident occupancy was approximately 83%. Prior to or in connection with the Acquisition, the facilities were leased to five third party operators pursuant to long-term net leases.
The Acquisition was completed through the purchase of all of the outstanding shares of Extendicare Holdings Inc. (“EHI”), the subsidiary through which Extendicare conducted its U.S.-based operations, by FC Domino Acquisition, LLC (the “Purchaser”), which is a joint venture (the “Joint Venture”) indirectly owned 36.67% by NorthStar Healthcare, 46.66% by affiliates of Safanad and 16.67% by affiliates of Formation.
The Investors hold their interests in the Joint Venture through (i) a limited liability company in which a subsidiary of NorthStar Healthcare and an affiliate of Formation are the sole members (the “NSHI-FC JV”) and (ii) a limited partnership in which the NSHI-FC JV and an affiliate of Safanad are the limited partners (the “Safanad JV”). The Purchaser is, in turn, an indirect wholly owned subsidiary of the Safanad JV. The day-to-day affairs of the Joint Venture will be managed by an affiliate of Formation. However, in accordance with an investment committee agreement among subsidiaries or affiliates of NorthStar Healthcare, Formation and Safanad (the “Investment Committee Agreement”), certain significant decisions will be made by an investment committee, on which each of NorthStar Healthcare, Formation and Safanad will be represented. Under the terms of the limited liability company agreement of the NSHI-FC JV and the limited partnership agreement of the Safanad JV (such agreements, together with the Investment Committee Agreement, the “Joint Venture Governing Documents”), distributions of capital and other proceeds will generally be pro rata subject to certain incentive distributions payable to affiliates of Formation and Safanad after certain performance thresholds have been satisfied. The Joint Venture Governing Documents also contain customary forced sale and other liquidity provisions.
In connection with the Acquisition, the Purchaser directly or indirectly assumed: (i) $527.2 million in the aggregate of senior secured loans by the U.S. Department of Housing and Urban Development (“HUD”), with an average fixed interest rate of 3.79% (plus 0.50% mortgage insurance premium) and a weighted average remaining term of 29 years, (ii) a $98.4 million senior secured loan by The PrivateBank and Trust Company, with a floating interest rate of 4.75% over the one-month London Interbank Offered Rate (“LIBOR”) and a remaining term of 47 months and (iii) a $60.0 million first lien senior secured loan with General Electric Capital Corporation (“GE”), with a floating interest rate of 3.75% over the three-month LIBOR and a term of five years. In addition, in connection with the Acquisition, the Purchaser, EHI and/or certain of its subsidiaries entered into an $87.3 million second lien senior secured loan with GE, with a floating interest rate of 3.75% over the three-month LIBOR and a term of five years, and a $38.5 million senior secured loan with Pacific Western Bank (“PacWest”), with a floating interest rate of 4.50% over the one-month LIBOR and a term of three years (with a two-year extension). In addition, the Purchaser obtained the Mezzanine Loan from NorthStar Healthcare, as more fully described below.
Mezzanine Loan Investment
In connection with the Acquisition, NorthStar Healthcare, through a subsidiary of its operating partnership, originated the Mezzanine Loan to the Purchaser, secured by a pledge of the outstanding shares of EHI. The Mezzanine Loan bears interest at a fixed rate of 10.0% per year and was originated at a 1.0% discount. In addition, NorthStar Healthcare earned a commitment fee equal to 0.75% of the outstanding principal amount of the Mezzanine Loan.
The term of the Mezzanine Loan is 67 months. The Mezzanine Loan may be prepaid during the first 36 months, subject to the payment of a yield maintenance premium that can in no event be less than 1% of the outstanding principal balance. If the Mezzanine Loan is prepaid during months 37-48, the borrower must pay a prepayment penalty equal to 3% of the amount prepaid. Thereafter, the Mezzanine Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
The loan-to-cost ratio (“LTC Ratio”) of the Mezzanine Loan is approximately 83%. The LTC Ratio is the aggregate amount loaned to the borrower net of reserves funded and controlled by NorthStar Healthcare and its affiliates, if any, over the total cost of the Acquisition.
The foregoing description of Joint Venture Governing Documents does not purport to be complete and is subject to, and qualified in its entirety by, the Joint Venture Governing Documents that are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description
10.1
Joint Venture Governing Documents, each dated as of July 1, 2015, by and among FC Domino Investors, LLC, Domino MI6 Investors, LLC, Domino Holdings NT-HCI, LLC, FC Domino General Partner, LLC, SSCIP VI Splitter, LP, SSCIP VI SLP, LLC, FC SLP VI, LLC, Formation Capital Asset Management III, LLC and Safanad SSCIP VI Management, LLC, as applicable.

Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expects,” “intends” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, NorthStar Healthcare’s ability to realize the anticipated benefits of the Joint Venture; the ability of NorthStar Healthcare to achieve its targeted returns through the Joint Venture; the ability of the third party operators to successfully operate the Portfolio; the borrowers’ ability to comply with the terms of the senior loans; the borrower’s ability to comply with the terms of the Mezzanine Loan; the impact to NorthStar Healthcare of any actions taken by Formation or Safanad regarding the Joint Venture; the impact of any losses from properties in the Portfolio on cash flow and returns; market rental rates and property level cash flow; changes in economic conditions generally and the real estate and debt markets specifically; the impact of local economies; the availability of investment opportunities; the availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to real estate investment trusts; and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: July 8, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Joint Venture Governing Documents, each dated as of July 1, 2015, by and among FC Domino Investors, LLC, Domino MI6 Investors, LLC, Domino Holdings NT-HCI, LLC, FC Domino General Partner, LLC, SSCIP VI Splitter, LP, SSCIP VI SLP, LLC, FC SLP VI, LLC, Formation Capital Asset Management III, LLC and Safanad SSCIP VI Management, LLC, as applicable.

1